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                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 1, 1999

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHYSIOMETRIX, INC. a Delaware corporation (the "Company") will be held on June 1, 1999, at 10:00 a.m., local time, at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts, 01862 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

    1. To elect two Class III directors of the Company to serve for a term of three years expiring upon the 2002 Annual Meeting of Stockholders or until a successor is elected.

    2. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on April 14, 1999 are entitled to notice of and to vote at the Annual Meeting.

    All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          For the Board of Directors

                                          Thomas Baruch
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

North Billerica, Massachusetts
May 3, 1999

                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

                               PHYSIOMETRIX, INC.

                            ------------------------

                            PROXY STATEMENT FOR 1999
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 1, 1999

                            ------------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Physiometrix, Inc. ("Physiometrix" or the "Company") for use at the Annual Meeting of Stockholders to be held on Monday June 1, 1999 at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862. The telephone number at the meeting location is (978) 670-2422.

    These proxy solicitation materials and the Annual Report to stockholders for the fiscal year ended December 31, 1997 (the "Last Fiscal Year"), including financial statements, were first mailed on or about May 3, 1999 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on April 14, 1999, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 5,727,366 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 84 stockholders.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

    The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of American Stock Transfer & Trust Company, the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

    The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class III directors, for the confirmation of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

    If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 2000 ANNUAL
  MEETING

    Proposals that are intended to be presented by stockholders of the Company at the 2000 Annual Meeting must be received by the Company no later than December 31, 1999 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1998, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of March 31, 1999 by (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each officer named in the Summary Compensation Table below and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 5,727,366 shares of the Company's Common Stock were issued and outstanding as of March 31, 1999.

                                                                                           SHARES      APPROXIMATE
                                                                                         BENEFICIALLY    PERCENT
NAME AND ADDRESS                                                                          OWNED (1)     OWNED (2)
---------------------------------------------------------------------------------------  -----------  -------------
Chemical and Materials Enterprise Associates Limited (3)...............................     646,494         11.33%
  c/o Thomas Baruch
  New Enterprise Associates
  250 Montgomery Street, 11th Floor
  San Francisco, CA 94104

                                                                                           SHARES      APPROXIMATE
                                                                                         BENEFICIALLY    PERCENT
NAME AND ADDRESS                                                                          OWNED (1)     OWNED (2)
---------------------------------------------------------------------------------------  -----------  -------------
Technology Funding Venture Partners (4)................................................     571,337         10.01%
  c/o Thomas Toy
  2000 Alameda de las Pulgas
  San Mateo, CA 94003
John A. Williams (5)...................................................................     498,358          8.37%
Daniel Muehl (6).......................................................................      23,461             *
Thomas Baruch (7)......................................................................     674,380         11.79%
Thomas J. Toy (8)......................................................................     598,421         10.44%
James E. Nicholson (9).................................................................      24,167             *
All directors and executive officers as a group (5 persons)............................   1,818,787         29.90%

------------------------

*   Represents beneficial ownership of less than one percent of the Common
    Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC defined on p. 2 and includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Shares of Common Stock subject to options and warrants currently exercisable within 60 days are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(3) Consists of 631,190 shares and 15,304 shares issuable upon exercise of warrants.

(4) Consists of 270,791 shares held by Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P., a Delaware Limited Partnership; 287,021 shares and 13,525 shares issuable upon exercise of warrants held by Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P., a Delaware Limited Partnership.

(5) Includes 261,700 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 1999.

(6) Consists of 23,461 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 1999.

(7) Consists of 612,824 shares and 15,304 shares issuable upon exercise of warrants held by Chemical and Materials Enterprise Associates Limited ("CMEA") and 27,084 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 1999 held by Mr. Baruch. Mr. Baruch is a general partner of CMEA, and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate interest therein.

(8) Consists of 270,791 shares held by Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P., a Delaware Limited Partnership ("TFVP IV"); 287,021 shares and 13,525 shares issuable upon exercise of warrants held by Technology Funding Venture Partners V, an Aggressive Growth Fund, L.P., a Delaware Limited Partnership ("TFVP V"); and 27,084 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 1999 held by Mr. Toy. Mr. Toy is an officer of Technology Funding Inc. and a partner of TFVP IV and TFVP V, and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate interests therein.

(9) Consists of 24,167 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 1999.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

    Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors currently is divided into three classes serving staggered terms of three years. One of the three classes is elected each year to succeeded the directors whose terms are expiring. The Class I and Class II directors are serving terms expiring at the Company's 2000 and 2001 Annual Meetings of Stockholders, respectively.

    The directors in Class III, whose terms expire at the Annual Meeting, are John A. Williams and Thomas Baruch. Messrs. Williams and Baruch are standing for re-election.

    In the event that one or both persons become unavailable or decline to serve as directors at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee or nominees who are designated by the current Board of Directors to fill the vacancy or vacancies. The nominees are expected to be available to serve.

    The names of the Class III nominees for election to the Board of Directors, and the directors whose terms conclude, at the Annual Meeting, their ages as of the Record Date and certain information about them is set forth below. The names of the current Class I and Class II directors, their ages as of the Record Date and certain information about them are also set forth below.

NAME                                                  AGE               DIRECTOR PRINCIPAL OCCUPATION              SINCE
------------------------------------------------     -----     ------------------------------------------------  ---------
NOMINEES FOR CLASS III DIRECTORS

John A. Williams................................          51   President, Physiometrix, Inc.                          1993
Thomas Baruch...................................          60   General Partner, New Enterprise Development            1991
                                                               Corporation and General Partner, Chemicals and
                                                               Materials Enterprise Associates Limited

CONTINUING CLASS I DIRECTOR

James E. Nicholson..............................          60   Chief Technical Officer, Innovasive Devices,           1997
                                                               Inc.

CONTINUING CLASS II DIRECTOR

Thomas J. Toy...................................          44   Partner and Vice President Corporate Finance,          1993
                                                               Technology Funding, Inc.

    There are no family relationships among directors or executive officers of the Company.

    JOHN A. WILLIAMS joined the Company in December 1993 and has served as a member of the Board of Directors and as the Company's President and Chief Executive Officer. Prior to that time, Mr. Williams served as President of Bruel and Kjaer Medical, a medical device company, from 1990 to 1993. Mr. Williams was Vice President of Sales and Marketing at Medtronic/AMI, a medical device company, from 1988 to 1990 and Vice President of Sales and Marketing, Worldwide at Merrimack Laboratories from 1983 to 1987.

    THOMAS BARUCH has served as a member of the Board of Directors since December 1991 and has been Chairman since June 1993. Mr. Baruch has been a General Partner in Chemicals and Materials Enterprise Associates ("CMEA"), a venture capital firm, since 1989. Mr. Baruch is also a General Partner in New Enterprise Associates ("NEA"), a venture capital firm. Prior to joining CMEA, Mr. Baruch was the President and Chief Executive Officer of Microwave Technology, Inc., from 1983 to 1988. Mr. Baruch serves on the boards of several private companies.

    THOMAS J. TOY has served as a member of the Board of Directors since November 1993. Mr. Toy is a partner and Managing Director of the Corporate Finance Group at Technology Funding, a venture capital firm. Prior to joining Technology Funding in 1987, Mr. Toy was a Vice President at Bank of America. Mr. Toy also serves on the boards of Electronic Designs, Inc., a developer of specialty materials, and several private companies.

    JAMES E. NICHOLSON was appointed as a member of the Board of Directors in March 1997. In 1991, Mr. Nicholson co-founded Innovasive Devices, Inc., a medical device company specializing in soft tissue repair. He is currently a member of the Board of Directors of Innovasive Devices, Inc. Mr. Nicholson is founder, President and CEO of Cortek, Inc., a company specializing in innovative products for the spinal market. Mr. Nicholson was co-founder of Mitek Surgical Products, Inc., a bone anchor manufacturer, and served as its President from 1985-1990. Mr. Nicholson received his Bachelor of Science degree and Master of Science degree from Massachusetts Institute of Technology.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

    The Board of Directors of the Company held 7 meetings during the fiscal year ended December 31, 1998. No director or nominee attended fewer than 75% of such meetings.

    The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

    The Audit Committee consists of directors Thomas Baruch and Thomas Toy. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held one meeting in the last fiscal year.

    The Compensation Committee consists of directors Thomas Baruch and Thomas J. Toy. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held one meeting during the last fiscal year. John A. Williams, President and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the Board of Directors, except that he does not participate in committee proceedings relating to his salary and compensation.

COMPENSATION OF DIRECTORS

    Directors of the Company do not receive cash for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1996 Director Option Plan, each nonemployee director who becomes a director of the Company after April 30, 1996 will be automatically granted an option to purchase 15,000 shares of the Company's Common Stock on the date on which such person first becomes a director. On the first business day of each year starting with the year beginning January 1, 1997, each nonemployee director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors.

    The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

VOTE REQUIRED

    The two nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class III directors.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

                        RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999 and recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

    The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the other executive officer of the Company for services rendered during the Last Fiscal Year, as defined on p. 1 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                             LONG TERM
                                                                                                           COMPENSATION
                                                                                 ANNUAL COMPENSATION     -----------------
                                                                    FISCAL     ------------------------  AWARDS OF OPTION
NAME AND PRINCIPAL POSITION                                          YEAR      SALARY ($)    BONUS ($)     (# OF SHARES)
----------------------------------------------------------------  -----------  -----------  -----------  -----------------
                                                                        1998      179,647       20,000          60,000
John A. Williams................................................        1997      172,750       30,000              --
  President and Chief Executive Officer                                 1996      169,965       30,000              --

Daniel Muehl (1)................................................        1998      107,308       24,000          75,000
  Vice President of Finance & Administration                            1997           --           --              --
  and Chief Financial Officer                                           1996           --           --              --

------------------------

(1) Mr. Muehl began his employment as an officer of the Company on February 9, 1998.

    OPTION GRANTS IN LAST FISCAL YEAR. On January 2, 1998, Mr. Williams was granted a stock option to purchase 60,000 shares of the Company's Common Stock . The exercise price of such option was $2.00 per share. The expiration date of such option is January 2, 2008. On February 12, 1998, Mr. Muehl was granted a stock option to purchase 75,000 shares of the Company's Common Stock. The exercise price of such option was $1.875 per share. The expiration date of such option is February 12, 2008. The grant to Mr. Muehl was later cancelled and subsequently re-granted on December 14, 1998 pursuant to a stock option re-pricing. The exercise price of the repriced option was $0.75 per share. The length of the term of the original option which was unexpired at the time of the repricing was 9 years and two months. The expiration date of the regranted option is December 14, 2008. No other options held by executive officers of the Company were repriced during 1998.

    FISCAL YEAR-END OPTION VALUES. The following table sets forth the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1998:

                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                    UNDERLYING                 IN-THE-MONEY
                                                              UNEXERCISED OPTIONS AT            OPTIONS AT
                                                                DECEMBER 31, 1998          DECEMBER 31, 1998(1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
John A. Williams..........................................     251,117        55,783     $ 141,379    $    31,406
Daniel Muehl..............................................      15,625        59,375     $       0    $         0

------------------------

(1) Based on a fair market value of $0.563, which was the last reported sale price of the Company's Common Stock on December 31, 1998.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Compensation Committee of the Board of Directors, as Plan Administrator of the 1991 Incentive Stock Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following a change in control event.

    None of the Named Executive Officers have employment agreements with the Company, and their employment may be terminated at any time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

    The Compensation Committee of the Board of Directors (the "Committee"), comprising two outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

    The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

    - Align the financial interests of the management team with the Company and its stockholders;

    - Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

    - Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

    - Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

    The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

    1. BASE SALARY. Each fiscal year the Committee reviews base salaries for individual executive officers based upon (i) industry and peer group data, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

    2. ANNUAL CASH (SHORT-TERM) INCENTIVES. Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer and other key management positions based upon certain industry data. Each officer's annual performance bonus is based on attainment of specific corporate goals and objectives, which are determined at the beginning of the Company's fiscal year. The Last Fiscal Year bonus plan was based on the establishment of a variable bonus pool based upon achievement of specific financial and corporate objectives. Each executive officer's allocation of the bonus pool was based on the percentage of their salary to the aggregate salaries of all participants.

    3. EQUITY BASED INCENTIVE COMPENSATION. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. During the Last Fiscal Year, no option award of Common Stock was granted to the Chief Executive Officer. All stock options granted to executive officers in the Last Fiscal Year provide for vesting over a four-year period.

                                          Respectfully submitted,
                                          Thomas Baruch
                                          Thomas J. Toy

    THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 1998 since April 30, 1996 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) "Nasdaq Stock Market--U.S." index, and (ii) the Hambrecht & Quist Healthcare-Excluding Biotechnology index. The graph assumes the investment of $100 on April 30, 1996 in the Company's Common Stock and each of such indices (from April 30, 1996) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 1998 and not for any interim period. The performance shown is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 NASDAQ       H&Q HEALTHCARE-

                               Stock Market          Excluding
               Physiometrix,
                        Inc.         (U.S.)      Biotechnology
4/96                    $100           $100               $100
12/96                    $29           $108               $106
12/97                    $17           $133               $126
12/98                     $5           $187               $153

    THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

                              CERTAIN TRANSACTIONS

    The Company has entered into an arrangement pursuant to which $84,000 was loaned to John A. Williams as of December 31, 1996. The borrowings are due to be repaid commencing in 1999. The loan accrues interest at the applicable federal rate (6.4% at December 31, 1996.)

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

    THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, PHYSIOMETRIX, INC., FIVE BILLERICA PARK, 101 BILLERICA AVENUE, NORTH BILLERICA, MASSACHUSETTS 01862.

                                          THE BOARD OF DIRECTORS

Dated: April 30, 1999